UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

SKY PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada (State or Other Jurisdiction of Incorporation)	333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 Congress Avenue, Suite 1540 Austin, Texas 78701 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

The Company held its scheduled Annual General Meeting of Shareholders at the law offices of Dorsey & Whitney LLP, 370 17th Street, Suite 4700, Denver, Colorado 80202, on Wednesday, June 27, 2007, at 9:00 a.m. (MST). After counting the number of shares present in person and by proxy, Company Secretary Michael Noonan determined that a quorum for the transaction of business was not present. Under Article II Section 7 of the Company’s By-Laws and pursuant to Nevada Revised Statutes 78.350 and 78.370(7), the Company Secretary proposed a vote of shares present to adjourn the meeting. The proposal was passed by unanimous consent, with proxy shares being voted by their representatives pursuant to discretionary voting power granted under the proxy.

Therefore, the Annual General Meeting of the Shareholders has been adjourned until August 8, 2007, to be held at Dorsey & Whitney’s Denver Office, 370 Seventeenth Street, Suite 4700, Denver, CO 80202 at 9:00 a.m. (MST). All business to be transacted at the Annual General Meeting remains the same.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: July 3, 2007	By: /s/ Michael D. Noonan Michael D. Noonan Secretary

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